UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): April 2, 2015

 Commission File Number 0-17071

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

At a special meeting on April 2, 2015, the shareholders of C Financial Corporation, an Ohio corporation (“C Financial”) approved the Agreement and Plan of Reorganization and Merger between C Financial and First Merchants Corporation (“First Merchants”), dated January 5, 2015 (the “Merger Agreement”). Pursuant to the Merger Agreement, C Financial will merge with and into First Merchants (the “Merger”). Immediately following the Merger, Cooper State Bank, a wholly owned subsidiary of C Financial, will merge with and into First Merchants Bank, National Association, a wholly owned subsidiary of First Merchants, with First Merchants Bank surviving the merger and continuing its corporate existence. The Merger is expected to be consummated in April 2015. While shareholder and regulatory approvals have been obtained, consummation of the Merger remains subject to the satisfaction of the customary closing conditions contained in the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 3, 2015

FIRST MERCHANTS CORPORATION

By: /s/ Mark K. Hardwick
Mark K. Hardwick,
Executive Vice President and
Chief Financial Officer